Exhibit 99.1

Orexigen® Therapeutics Reports Third Quarter 2010 Financial Results

San Diego, CA, November 3, 2010 – Orexigen® Therapeutics, Inc. (Nasdaq: OREX), a biopharmaceutical company focused on the treatment of obesity, today announced financial results for the third quarter of 2010. For the quarter ended September 30, 2010, Orexigen reported a net loss of $14.6 million, or $0.31 per share attributable to common stockholders, as compared to a net loss of $14.4 million, or $0.33 per share attributable to common stockholders, for the third quarter of 2009. As of September 30, 2010, Orexigen had $8.4 million in cash and cash equivalents and an additional $92.2 million in marketable securities, for a total of $100.6 million.

“We had previously set three major goals for the Contrave® program: partnership, approval and launch,” said Michael Narachi, President and CEO of Orexigen. “In the third quarter, we succeeded in executing a North American partnership agreement with Takeda Pharmaceutical Company Limited which we believe will further our goal of a strong, focused, U.S. market entry for Contrave, if approved. With a partnership in place our attention continues to be on the regulatory review process for Contrave.”

Total operating expenses for the third quarter of 2010 were $14.8 million compared to $14.2 million for third quarter of 2009. The increase in operating expenses primarily reflects an increase in license fees, stock-based compensation expense and salaries and personnel related costs, offset partly by a reduction in research and development expenses related to the completion of Contrave Phase 3 clinical trials and completion of the Phase 2 clinical trial for Empatic™. Notably, operating expenses in the third quarter included $3.0 million in milestones paid to third parties related to the execution of the Takeda collaboration.

Conference Call Today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the third quarter 2010 financial results and recent business highlights. The live call may be accessed by phone by calling (800) 884-5695 (domestic) or (617) 786-2960 (international), participant code 70229939. The webcast can be accessed live on the investor relations section of the Orexigen web site at http://www.orexigen.com, and will be archived for 14 days following the call.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. The Company has filed an NDA with the FDA for its lead investigational product, Contrave®. The U.S. Food and Drug Administration (FDA) has scheduled the Endocrinologic and Metabolic Drugs Advisory Committee meeting on December 7, 2010 and the Prescription Drug User Fee Act (PDUFA) action date has been set for January 31, 2011. The Company’s second product, Empatic™, has completed Phase 2 clinical development. Each product candidate is designed to act on a specific group of neurons in the central nervous system with the goal of achieving appetite suppression and sustained weight loss, through combination therapeutic approaches. Further information about the Company can be found at www.orexigen.com.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,”

“assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the anticipated action date for the FDA to complete its review of the Contrave NDA and the potential for, and timing of, approval for Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: risks inherent in the uncertainty of the FDA approval process and other regulatory requirements; the therapeutic and commercial value of Contrave; reliance on third parties to assist with the development of Contrave and the regulatory submissions related thereto; the potential for adverse safety findings relating to Contrave; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which we intend to file with the Securities Exchange Commission this week and will be available from the SEC’s website (www.sec.gov) and on our website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Orexigen	Media		Media
Graham Cooper	Liz Frank	or	Carolyn Wang
Chief Financial Officer	WCG		WCG
(858) 875-8600	(212) 301-7216		(415) 225-5050

Orexigen Therapeutics, Inc.

(a development stage company)

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Period from September 12, 2002 (Inception) to
	2010	2009	2010	2009	September 30, 2010
Revenues:
Collaborative agreement	$286	$—	$286	$—	$460
License revenue	22	22	66	66	507

Total revenues	308	22	352	66	967
Operating expenses:
Research and development	8,186	9,592	21,753	38,579	238,312
General and administrative	6,624	4,592	18,827	12,254	74,826

Total operating expenses	14,810	14,184	40,580	50,833	313,138

Loss from operations	(14,502)	(14,162)	(40,228)	(50,767)	(312,171)
Other income (expense):
Interest income	21	47	101	295	9,113
Interest expense	(165)	(318)	(501)	(1,070)	(4,307)

Total other income (expense)	(144)	(271)	(400)	(775)	4,806

Net loss	(14,646)	(14,433)	(40,628)	(51,542)	(307,365)
Accretion to redemption value of redeemable convertible preferred stock	—	—	—	—	(78)
Deemed dividend of beneficial conversion for Series C preferred stock	—	—	—	—	(13,860)

Net loss attributable to common stockholders	$(14,646)	$(14,433)	$(40,628)	$(51,542)	$(321,303)

Net loss per share attributable to common stockholders - basic and diluted	$(0.31)	$(0.33)	$(0.86)	$(1.38)

Shares used in computing net loss per share attributable to common stockholders – basic and diluted	47,440	43,087	47,295	37,484

Orexigen Therapeutics, Inc.

(a development stage company)

Balance Sheets

(In thousands, except share and par value amounts)

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,372	$37,658
Investment securities, available-for-sale	92,233	54,500
Prepaid expenses and other current assets	1,850	1,529

Total current assets	102,455	93,687
Property and equipment, net	990	1,324
Restricted cash	881	1,290
Other assets	299	547

Total assets	$104,625	$96,848

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,885	$9,828
Deferred revenue, current portion	3,517	88
Long-term debt, current portion	3,741	6,384

Total current liabilities	14,143	16,300
Deferred revenue, less current portion	47,190	971
Long-term debt, less current portion	—	2,416
Other long-term liabilities	490	1,258
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at September 30, 2010 and December 31, 2009; no shares issued and outstanding at September 30, 2010 and December 31, 2009	—	—
Common stock, $.001 par value, 100,000,000 shares authorized at September 30, 2010 and December 31, 2009; 47,556,739 and 47,215,479 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	48	47
Additional paid-in capital	350,115	342,599
Accumulated other comprehensive income (loss)	4	(6)
Deficit accumulated during the development stage	(307,365)	(266,737)

Total stockholders’ equity	42,802	75,903

Total liabilities and stockholders’ equity	$104,625	$96,848